Exhibit 4.2

CONFORMED COPY

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 30, 2004, among Inmarsat Finance plc, a public limited company incorporated under the laws of England and Wales (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 3, 2004, providing for the issuance of 7.625% Senior Notes due 2012 (the “Notes”);

WHEREAS, the Issuer will issue, on the date hereof, Additional Notes (as defined in the Indenture) pursuant to Section 2.13 of the Indenture in an aggregate principal amount of $102,500,000, the proceeds of which will be loaned to Inmarsat Investments Limited pursuant to an intercompany note proceeds loan, dated April 30, 2004;

WHEREAS, the proceeds of potential future issuances of any Additional Notes under the Indenture may be loaned to Inmarsat Investments Limited pursuant to an intercompany note proceeds loan; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee (on behalf of the holders of the Notes), the Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture in connection with an issuance of Additional Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AMENDMENT TO THE INDENTURE.  The Issuer, the Guarantors and the Trustee have agreed that the definition of  “Subordinated Intercompany Note Proceeds Loan” in Section 1.01 of the Indenture shall be deleted and replaced by the following definition:

“Subordinated Intercompany Note Proceeds Loan” means one or more loans between Inmarsat Investments Limited, as Borrower, and Inmarsat Finance plc, as Lender, of the proceeds received by the Issuer from the Notes on their respective dates of issue.

3.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                       SUBMISSION TO JURISDICTION.  The Issuer and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Supplemental Indenture or the transactions contemplated hereby.  The Issuer and the Guarantors irrevocably appoint CT Corporation Systems, as their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Issuer and the Guarantors, shall be deemed in every respect effective service of process upon the Issuer and the Guarantors, as applicable, in any such suit or proceeding.  The Issuer and the Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Supplemental Indenture.

5.                                       COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                       EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                       THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

INMARSAT FINANCE PLC

By:	ALISON HORROCKS
Name: Alison Horrocks
Title: Company Secretary

INMARSAT GROUP LIMITED

By:	ALISON HORROCKS
Name: Alison Horrocks
Title: Company Secretary

INMARSAT INVESTMENTS LIMITED

By:	ALISON HORROCKS
Name: Alison Horrocks
Title: Company Secretary

INMARSAT VENTURES LIMITED

By:	ALISON HORROCKS
Name: Alison Horrocks
Title: Company Secretary

INMARSAT LIMITED

By:	ALISON HORROCKS
Name: Alison Horrocks
Title: Company Secretary

INMARSAT LEASING (TWO) LIMITED

By:	ALISON HORROCKS
Name: Alison Horrocks
Title: Company Secretary

INMARSAT LAUNCH COMPANY LIMITED

By:	ANDREW CORLETT
Name: Andrew Corlett
Title: Director

THE BANK OF NEW YORK,
as Trustee

By:	DANIEL WYNNE
Authorized Signatory